                                                                     Exhibit 1.2


                               27,600,000 Shares
                 (subject to increase up to 31,740,000 Shares
                     in the event of an oversubscription)


                          First Source Bancorp, Inc.
                           (a Delaware corporation)


                                 Common Stock
                          (par value $0.01 per share)


                               AGENCY AGREEMENT


                               February __, 1998


SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

     First Source Bancorp, Inc., a Delaware corporation (the "Company"), First Savings Bancshares, MHC, a mutual holding company organized under the laws of the United States of America (the "MHC") and First Savings Bank, SLA, a New Jersey-chartered stock savings and loan association (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 14,242,072 shares (subject to increase up to 16,378,421 shares in the event of an oversubscription) of the Company's common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

     The Securities are being offered for sale in accordance with the plan of conversion and agreement and plan of reorganization (the "Plan") adopted by the Boards of Directors of the MHC and the Bank pursuant to which: (i) the MHC will convert into an interim federal savings bank ("Interim A") and will simultaneously merge with and into the Bank, and the common stock of the Bank currently held by the MHC will be canceled; (ii) First Interim Bank of New Jersey, a stock savings bank to be organized under federal law as a wholly-owned subsidiary of the Company ("Interim B") will merge with and into the Bank; (iii) shares of common stock of Interim B held by the Company will be converted into shares of common stock of the Bank on a one-for-one basis; (iv) the Company will offer shares of its common stock in a Subscription and Community Offering, as described herein; (v) each share of common stock of the Bank held by the Bank's public stockholders will be converted into shares of Common Stock (such shares hereinafter being referred to as the "Exchange Shares") pursuant to an exchange ratio that will result in the holders of such shares owning in the aggregate the same percentage of the Company as they owned of the Bank, before giving effect to (a) the payment of cash in lieu of fractional shares or (b) purchases of Common Stock by such persons in the Subscription and Community Offering.

     Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and borrowers and to the Bank's tax-qualified employee benefit plans, including the Bank's employee stock ownership plan (the "ESOP") (collectively, the "Employee Plans"), rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with a first preference given to the Bank's public stockholders and a second preference given to natural persons residing in the Bank's Local Community (as defined in the Plan) in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with the Subscription Offering. It is currently anticipated by the Bank, the MHC and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The conversion of the MHC to Interim A, the merger of Interim A with and into the Bank, the merger of Interim B with and into the Bank, the exchange of the Bank's public stockholder's shares for shares of Common Stock and the Offerings are hereinafter referred to collectively as the "Conversion and Reorganization." It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-42757) including a related prospectus for the registration of the Securities and the Exchange Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein, if any, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus that shall be used by the Company in connection with the Subscription and

Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such Prospectus contains information with respect to the Bank, the MHC, the Company and the Common Stock.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) The Company, the MHC and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the MHC and the Bank acknowledge appears only in the sections captioned "Market for the Common Stock," and "The Conversion and Reorganization - Marketing and Underwriting Arrangements" and "- Syndicated Community Offering" of the Prospectus).

               (ii) The Company has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended (the "HOLA"), and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

              (iii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual holding companies to stock form (the "Conversion Regulations"), the MHC has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of (A) the MHC's Proxy Statement, to be dated on or about _______, 1998, relating to the Conversion and Reorganization (the "Members' Proxy Statement"), (B) the Bank's Proxy Statement, to be dated on or about _______, 1998, relating to the Conversion and Reorganization (the "Stockholders' Proxy Statement"), and (C) the Prospectus. The Conversion Application includes applications to form and merge Interim A and Interim B. The OTS has, by letter dated ______, 1998, approved the Conversion Application (including the formation and merger of Interim A and Interim B), such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

               (iv) The Bank has filed with the New Jersey Department of Banking the Bank's application for approval of the merger of Interim A with and into the Bank and of the merger of Interim B with and into the Bank (the "New Jersey Application"). The Bank has received written notice from the New Jersey Department of Banking of its approval of the New Jersey Application, such approval remains in full force and effect and no order has been issued by the New Jersey Department of Banking suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the New Jersey Department of Banking. At the date of such approval and at the Closing Time referred to in Section 2, the New Jersey Application complied and will comply in all material respects with the applicable provisions of New Jersey law and the regulations promulgated thereunder.

                (v) At the time of their use, the Members' Proxy Statement, the Stockholders' Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and New Jersey law and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Bank, the MHC and the Company will promptly file the Prospectus and any supplemental sales literature with the OTS and the Commission. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

               (vi) Neither the Commission nor the OTS has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings.

              (vii) At the Closing time referred to in Section 2, the Company, the MHC and the Bank will have completed the conditions precedent to the Conversion and Reorganization in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and Reorganization imposed upon the Company, the MHC or the Bank by the Commission, the OTS, the New Jersey Department of Banking, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion and Reorganization.

             (viii) Finpro, Inc., which prepared the valuation of the Company and the Bank as part of the Conversion and Reorganization, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

               (ix) KPMG Peat Marwick LLP, the accountants who certified the consolidated financial statements of the Bank included in the Registration Statement, have advised the Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company, the MHC, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

                (x) The only direct subsidiary of the MHC is the Bank. The only subsidiaries of the Bank are FSB Financial Corp. and 1000 Woodbridge Center Drive, Inc. (the "Subsidiaries").

               (xi) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the MHC, the Bank and the Subsidiaries as of the dates indicated and the results of operations, stockholders' equity and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

              (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and
     (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the MHC, the Bank or the Subsidiaries, other than those in the ordinary course of business which are material with respect to the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

             (xiii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

              (xiv) Upon consummation of the Conversion and Reorganization as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans specified in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; the Securities have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of Delaware law; and the issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights.

               (xv) The MHC has been duly chartered and is validly existing as a mutual holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the MHC is in good standing under the laws of the State of New Jersey and is qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; upon consummation of the Conversion and Reorganization, the MHC will convert into Interim A, which will merge with and into the Bank, with the Bank being the surviving institution.

              (xvi) The Bank is a New Jersey-chartered savings and loan association in stock form; the Bank has and after the consummation of the Conversion and Reorganization will have, full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Bank is in good standing under the laws of New Jersey and is qualified to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

             (xvii) The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits and, upon consummation of the Conversion and Reorganization, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

            (xviii)     The authorized capital stock of the Bank consists of
     10,000,000 shares of common stock, par value $0.01 per share (the "Bank Common Stock") and 1,000,000 shares of preferred stock, (the "Bank Preferred Stock"), of which [8,016,351] shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof; no additional shares of Bank Common Stock (except for shares issued pursuant to employee benefit plans referred to in the Prospectus) and no shares of Bank Preferred Stock will be issued prior to the Closing Time referred to in Section 2; the issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; the MHC owns [4,134,812] shares of Bank Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Prospectus; at the time of the consummation of the Conversion and Reorganization, immediately following the merger of Interim A with and into the Bank, the Bank shall merge with Interim B, with the Bank being the surviving institution, and the shares of common stock of Interim B held by the Company shall be converted into shares of Bank Common Stock on a one-for-one basis, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock conform with the requirements of applicable laws and regulations.

              (xix) The Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation, have full corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement and Prospectus, and are duly qualified to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; the activities of the Subsidiaries are permitted to subsidiaries of a New Jersey-chartered savings and loan association by federal and New Jersey law and the rules, regulations, resolutions and practices of the OTS and the New Jersey Department of Banking; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim.

               (xx) The Company, the MHC, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Bank and the Subsidiaries are in all material respects in compliance therewith; neither the Company, the MHC, the Bank nor the Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

              (xxi) From the date of their incorporation until the Closing Time, neither Interim A nor Interim B will be in violation of its charter or bylaws, nor will either Interim A or Interim B engage in any business other than in connection with organizational matters and actions taken in connection with the consummation of the Conversion and Reorganization.

             (xxii) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

            (xxiii)     Subsequent to the respective dates as of which
     information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described or contemplated therein, none of the Company, the MHC, the Bank or the Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions that is or are material in light of the business of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase and sale of investment securities or mortgage-backed securities in the ordinary course of business.

             (xxiv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Exchange Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

              (xxv) Neither the Company, the MHC, the Bank nor any of the Subsidiaries is in violation of its certificate of incorporation, articles of incorporation, or charter, as the case may be, or bylaws; and neither the Company, the MHC, the Bank nor any of the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company, the MHC, the Bank or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

             (xxvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, charter or bylaws of the Company, the MHC, the Bank or any of the Subsidiaries, or any applicable law, regulation or administrative or court decree.

              (xxvii)   No labor dispute with the employees of the Company, the
     MHC, the Bank or the Subsidiaries exists or, to the knowledge of the Company, the MHC, or the Bank, is imminent or threatened; and the Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

           (xxviii)     Each of the Company, the MHC, the Bank and the
     Subsidiaries has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise under which the Company, the MHC, the Bank and the Subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Bank or the Subsidiaries, enforceable in accordance with their terms.

             (xxix) Neither the Company, the MHC, the Bank nor any of the Subsidiaries is in violation of any directive from the OTS, the New Jersey Department of Banking or the FDIC to make any material change in the method of conducting their respective businesses; the MHC, the Bank and the Subsidiaries have conducted and are conducting their businesses so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the New Jersey Department of Banking or the FDIC).

              (xxx) There is no action, suit or proceeding before or by any court or government agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC, or the Bank, threatened, against or affecting the Company, the MHC, the Bank or any of the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion and

     Reorganization; all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate, not material.

             (xxxi) The Bank has obtained the opinions of its counsel, Patton Boggs, L.L.P., with respect to the legality of the Securities and the Exchange Shares to be issued and the Federal and New Jersey income tax consequences of the Conversion and Reorganization, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions that are required to be disclosed are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Bank, the MHC, nor the Company has taken or will take any action inconsistent therewith.

            (xxxii)     The Company is not required to be registered under the
     Investment Company Act of 1940, as amended.

           (xxxiii)     All of the loans represented as assets on the most
     recent consolidated financial statements or consolidated selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise.

            (xxxiv)     To the knowledge of the Company, the MHC and the Bank,
     (with the exception of the intended loan to the ESOP for the purchase of the Common Stock to be sold in the Conversion and Reorganization) none of the Company, the MHC, the Bank or the Subsidiaries, or any of their respective employees has made any payment of funds of the Company, the MHC, the Bank or the Subsidiaries as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

             (xxxv) The Company, the MHC, the Bank and the Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

            (xxxvi)     Neither the Company, the MHC, the Bank nor any of the
     Subsidiaries, nor any properties owned or operated by the Company, the MHC, the Bank or any of the Subsidiaries, is in violation of or is liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, or notices (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or any of the Subsidiaries under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

           (xxxvii)     The Company, the MHC, the Bank and the Subsidiaries have
     filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          (xxxviii)     The Company has received approval, subject to official
     notice of issuance, to have the Common Stock quoted on the Nasdaq National Market effective at the Closing Time referred to in Section 2 hereof.

            (xxxix)     The Company has filed a registration statement for the
     Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has requested that such registration statement be effective concurrent with the effectiveness of the Registration Statement.

     (b) Any certificate signed by any officer of the Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank of each as to the matters covered thereby.

     SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of the Securities in the Subscription and Community Offering and the Syndicated Community Offering.

On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents,
(ii) reviewing with the Board of Directors the independent appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 7% of the aggregate purchase price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

     In the event the Company is unable to sell at least the Total Minimum of the Securities, as set forth on the cover of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

     If at least the Total Minimum of Securities, as set forth on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Patton Boggs, L.L.P., Washington, D.C., at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate.
The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

     In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

     (a) one and fifteen-hundredths percent (1.15%) of the aggregate actual purchase price of the Securities sold in the Subscription Offering and Community Offering, excluding in each case shares purchased by (i) any benefit plan of the Company or the Bank established for the benefit of their respective directors, officers or employees or (ii) any director, officer or employee of the Company or the Bank or any member of such person's immediate family (which term shall mean parents, spouse, siblings, children and grandchildren) whether or not living in the same household; and

     (b) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees, and (iii) a management fee to Sandler O'Neill of one and fifteen-hundredths percent (1.15%). Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and fifteen-hundredths percent (1.15%) of the actual purchase price of such Securities.

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or if the Conversion and Reorganization is terminated by the Company or the Bank, no fee shall be payable by the Company or the Bank to Sandler O'Neill; however, Sandler O'Neill shall be entitled to reimbursement for all of its reasonable out-of-pocket expenses incurred in connection with its engagement prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which has been previously paid, and the remaining $25,000 of which shall be payable upon execution hereof, which shall be credited against any fees or expenses payable hereunder.

     SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

     (a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application, the Members' Proxy Statement and the Stockholders' Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form reasonably acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company, the MHC and the Bank will give the Agent notice of its intention to prepare or file any amendment to the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with the Syndicated Community Offering of the Securities that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

     (c) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company, the MHC and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable but no later than sixty (60) days from the close of the period covered thereby an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year in such period an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, the Bank and the Subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), will make available to its stockholders consolidated summary financial information of the Company, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

     (k) The Company, the MHC and the Bank will conduct the Conversion and Reorganization in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion and Reorganization imposed upon the Company or the Bank by the OTS.

     (l) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Securities Act Regulations.

     (n) The Company will maintain the effectiveness of the registration of the common stock under the Exchange Act for not less than three years. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are listed on the Nasdaq National Market.

     (o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s ("NASD") "Interpretation Relating to Free-Riding and Withholding."

     (p) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application.

     (q) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Exchange Shares for a period of 180 days after the Closing Time.

     (r) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System or other Federal agency with jurisdiction over the Bank, by regulation, policy statement or general or specific interpretive release or letter permits indemnification of the Agent by the Bank as contemplated by Section 6(a) hereof.

     (s) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

     (t) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

     (u) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by KPMG Peat Marwick LLP as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

     SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required NASD filing fees (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, accountants, appraisers, conversion agent and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey and (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank, the MHC or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion and Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank, the MHC or the Company pursuant to this Section without the prior approval of the Bank.

     Sandler O'Neill shall bear all of its out-of-pocket expenses incurred in connection with the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel.

     SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b) At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Patton Boggs, L.L.P., counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, providing that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

              (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries considered as one enterprise.

               (iv) Upon consummation of the Conversion and Reorganization, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and remain outstanding prior to the Closing Time other than the shares issued to the Bank to effectuate the Conversion and Reorganization, which shares will be canceled at the Closing Time.

                (v) The Securities and the Exchange Shares have been duly and validly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the Exchange Shares, when issued in consideration for shares of the Bank's Common Stock pursuant to the Exchange Ratio, will be duly and validly issued and fully paid and non-assessable.

               (vi) The issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.

              (vii) The MHC is validly existing and in good standing under the laws of the United States of America as a mutual holding company, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the MHC.

             (viii) The Bank has been at all times since _________________ and prior to the Closing Time duly organized, and is validly existing and in good standing under the laws of the State of New Jersey as a state-chartered savings and loan association of stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Bank.

               (ix) The Bank is a member of the Federal Home Loan Bank of New York and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                (x) Upon consummation of the Conversion and Reorganization, all of the issued and outstanding capital stock of Interim B will have been duly authorized, validly issued and fully paid and nonassessable, and all such capital stock will be converted into shares of Bank Common Stock upon the merger of Interim B with the Bank and is not subject to any security interest, mortgage, pledge, lien, encumbrance or claim.

               (xi) The Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the state of New Jersey, have full corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries considered as one enterprise; the activities of the Subsidiaries are permitted to subsidiaries of a savings and loan holding company and of a New Jersey chartered savings bank by the rules, regulations, resolutions and practices of the OTS and by New Jersey law and the rules, regulations, resolutions and practices of the New Jersey Department of Banking; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

              (xii) Upon consummation of the Conversion and Reorganization, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

             (xiii) The OTS has approved the Holding Company Application and the Conversion Application (including the formation and merger of Interim A and Interim B), such approvals remain in full force and effect and no action is pending or, to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply as to form in all material respects with the Conversion Regulations and all other applicable requirements of the OTS, include all documents required to be filed as exhibits thereto, and is, to the best of such counsel's knowledge, truthful, accurate and complete; the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank pursuant to the Plan.

              (xiv) The New Jersey Department of Banking has approved the New Jersey Application, and such approval remains in full force and effect and no action is pending or, to the best of such counsel's knowledge, threatened respecting the New Jersey Application; the New Jersey Application complies as to form in all material respects with New Jersey law and regulations and all other applicable requirements of the New Jersey Department of Banking, and includes all documents required to be filed as exhibits thereto.

               (xv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies), (B) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or any of the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Subsidiaries is subject that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the Subsidiaries considered as one enterprise and (C) will not result in any violation of the provisions of the certificate or articles of incorporation, charter or bylaws of the Company, the MHC, the Bank or the Subsidiaries.

              (xvi) The Prospectus has been duly authorized by the OTS for final use pursuant to the Conversion Regulations and no action has been taken, or is pending or, to the best of such counsel's knowledge, is threatened, by the OTS to revoke such authorization.

             (xvii) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act nor have proceedings therefor been initiated or, to the best of such counsel's knowledge, threatened by the Commission.

            (xviii)     No further approval, authorization, consent or other
          order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Exchange Shares and the consummation of the Conversion and Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

              (xix) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Securities Act Regulations, and the Conversion Regulations.

               (xx) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

              (xxi) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the MHC, the Bank or the Subsidiaries that are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

             (xxii) The information in the Prospectus describing the liquidation account under the captions "The Conversion and Reorganization - Liquidation Rights" and "- Effects of Conversion and Reorganization - Effect on Liquidation

          Rights," and the information under "Risk Factors - Financial Institution Regulation and Possible Legislation," "- Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts," "- Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," "Dividend Policy," "Regulation," "The Conversion and Reorganization," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is complete and accurate in all material respects.

            (xxiii)     To the best of such counsel's knowledge, there are no
          contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

             (xxiv) The Plan has been duly authorized by the Boards of Directors of the Company, the MHC and the Bank and the OTS' approval of the Plan remains in full force and effect; to the best of such counsel's knowledge, the Company, the MHC and the Bank have conducted the Conversion and Reorganization in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion and Reorganization imposed upon the Company, the MHC or the Bank by the OTS, and no order has been issued by the OTS to suspend the Conversion and Reorganization or the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Conversion Application or the Holding Company Application.

              (xxv) To the best of such counsel's knowledge, each of the Company, the MHC, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and each of the Company, the MHC, the Bank and the Subsidiaries is in all material respects complying therewith.

             (xxvi) Neither the Company, the MHC, the Bank nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or charter, as the case may be, or bylaws nor, to the best of such counsel's knowledge, is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Subsidiaries is a party or by which the Company, the MHC, the Bank or any of the Subsidiaries or any of their respective property may be bound.

            (xxvii)     The stockholders of the Bank do not have dissenters'
          rights or any other rights to dissent from the Conversion and Reorganization and receive the fair value of their shares of Bank Common Stock under New Jersey or Federal law.

           (xxviii)     The Company is not required to be registered as an
          investment company under the Investment Company Act of 1940.

          (2) The favorable opinion, dated as of Closing Time, of Breyer & Aguggia, counsel for the Agent, with respect to the matters set forth in
     Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xv)(A), (xix) and (xx) and such other matters as the Agent may reasonably require.

          (3) In giving their opinions required by subsections (b)(l) and
     (b)(2), respectively, of this Section, Patton Boggs, L.L.P. and Breyer & Aguggia shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Patton Boggs, L.L.P. and Breyer & Aguggia may rely as to certain matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and as to matters of New Jersey law and Delaware law upon the opinions of __________________ and Morris, Nichols, Arsht & Tunnell, respectively, which opinions shall be in form and substance satisfactory to the Agent, and Breyer & Aguggia may also rely as to certain matters on the opinion of Patton Boggs, L.L.P.

     (c) At the Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Conversion and Reorganization in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Reorganization imposed upon the Company, the MHC or the Bank by the OTS or any other regulatory authority, other than those permitted to be completed after the Conversion and Reorganization.

     (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, the MHC and the Bank and the chief financial or chief accounting officer of the Company, the MHC and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there has been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Company, the MHC nor the Bank shall have received from the OTS or the New Jersey Department of Banking any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely might affect the financial condition, results of operations or business affairs of the Company, the MHC and the Bank (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

     (e) At the time of the execution of this Agreement, the Agent shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent certified public accountants with respect to the Company, the MHC the Bank and the Subsidiaries within the meaning of the Securities Act, the Securities Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG Peat Marwick LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the consolidated borrowings of the Bank and the Subsidiaries or any decrease in consolidated total assets, allowance for loan losses, total deposits or stockholders' equity exclusive of the unrealized gain in investment securities available for sale of the Bank and the Subsidiaries, in each case as compared with the amounts shown in the December 31, 1997 balance sheet included in the Registration Statement or, (C) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC the Bank and the Subsidiaries identified in such letter.

     (f) At Closing Time, the Agent shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (g) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

     (h) At Closing Time, the Agent shall have received a letter from Finpro, Inc., dated as of the Closing Time, confirming its appraisal.

     (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange shall not have been suspended, or minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, by either of such Exchanges or Market or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, New York or New Jersey authorities.

     SECTION 6. INDEMNIFICATION.

     (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion and Reorganization or any action taken by the Agent where acting as agent of the Company, the MHC and the Bank or otherwise as described in
     Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgement by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent.

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act, as amended.

     (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceedings is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC or the Bank or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant or subject to an investigation or inquiry, the Company and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each director of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC or the Bank, or the Company, the MHC, the Bank and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; or (iii) or if trading generally on either the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such Exchanges or Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or New Jersey authorities; or (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; or (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; or (vi) if in the Agent's good faith opinion, the aggregate price for the Securities established by Finpro, Inc. is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion and Reorganization is not consummated prior to September 30, 1998.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Mark B. Cohen, with a copy to Paul M. Aguggia, Esq., Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005; notices to the Company and the Bank shall be directed to either of them at 1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095, attention Mr. John P. Mulkerin, President, with a copy to Joseph G. Passaic, Jr., Esq., Patton Boggs, L.L.P., 2550 M Street, N.W., Washington, D.C. 20037.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and officers and directors referred to in

Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. ENTIRE AGREEMENT; AMENDMENT. With the exception of that certain agreement between the Bank and Sandler O'Neill dated December 12, 1996 relating to records management services in connection with the Bank's Conversion, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

     SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                              Very truly yours,



                              FIRST SOURCE BANCORP, INC.


                              By:_______________________________________________
                                President and Chief Executive Officer


                              FIRST SAVINGS BANCSHARES, MHC



                              By:_______________________________________________
                                President and Chief Executive Officer

                                FIRST SAVINGS BANK, SLA



                              By:_______________________________________________
                                President and Chief Executive Officer


CONFIRMED AND ACCEPTED,
 as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
     the sole general partner


By:_______________________________________________

                                                                       EXHIBIT A

                          FIRST SOURCE BANCORP, INC.

                             ______________ Shares
                        (Maximum Offered in Conversion)

                                 Common Stock
                          (Par Value $.01 Per Share)


                          SELECTED DEALER'S AGREEMENT

                             _______________, 1998


          We have agreed to assist First Source Bancorp, Inc. (the "Company") in connection with the offer and sale of shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, to be issued in connection with the conversion and reorganization of First Savings Bank, SLA, a New Jersey-chartered savings and loan association (the "Bank"), and First Savings Bancshares, MHC, a mutual holding company organized under the laws of the United States of America, from the mutual holding company to the stock holding company form. The Company, in connection with its plan to effect such conversion, offered _________ Shares for subscription by depositors of the Bank as of December 31, 1995, the Bank's employee stock ownership plan and certain of the Bank's depositors and borrowers, in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

          We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of ___________ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Company and the Bank have requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of ______ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

          Each order form for the purchase of Shares must set forth the
                                                     ----
identity, address and tax identification number of each person ordering Shares
--------  -------     --- -------------- ------
regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

          As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

          This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers that are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and NASD Rule 2110 or (ii) foreign dealers not eligible for membership in the NASD which agree
(A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation and NASD Rules 2110, 2730 and 2750 as if they were NASD members and NASD Rule 2420 as it applies to non-member brokers or dealers in a foreign country.

          Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise.
No Selected Dealer shall engage in any stabilizing (as defined in Rule 100 of Regulation M promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

          We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable rules and regulations issued by the Federal Reserve Board and the OTS. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

          We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934 either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 p.m. on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event
(i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to herein and we will forward completed order forms together with such funds to the Bank on or before 12:00 p.m. on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Securities Exchange Act of 1934.

          Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

          You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

          We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

          Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

          Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

          Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

          This Agreement shall be construed in accordance with the laws of New York.

          Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., Two World Trade Center, 104th Floor, New York, New York 10048. The enclosed duplicate copy will evidence the agreement between us.

                                        Very truly yours,

                                        SANDLER O'NEILL & PARTNERS, L.P.


                                        By:_____________________________________

Sandler O'Neill & Partners, L.P.
Two World Trade Center - 104th Floor
New York, New York 10048

                           Re:  First Source Bancorp


          We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), which agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and NASD Rule 2110, or (ii) a foreign dealer not eligible for membership in the NASD which agrees (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation and NASD Rules 2110, 2730 and 2750 as if they were NASD members and NASD Rule 2420 as it applies to a non-member broker or dealer in a foreign country.

                [ ]   We wish to become a "Sponsoring Dealer."



                                        ________________________________________
                                        (Please print or type name of firm)



                                        ________________________________________
                                        (Authorized Representative)


Dated:______________________